Exhibit 99.2

FIRST SUPPLEMENTAL PLAN TO THE

DYNEGY INC. SEVERANCE PAY PLAN

I. INTRODUCTION

Dynegy Inc., an Illinois corporation (“Dynegy”), and its participating subsidiaries and affiliated entities have previously established the Dynegy Inc. Severance Pay Plan, as amended and restated February 1, 2005 (the “Plan”). The Plan specifically contemplates that certain plans may be designated as supplements to the Plan. This First Supplemental Plan to the Dynegy Inc. Severance Pay Plan (the “First Supplemental Plan”) is hereby established as a supplement to the Plan on behalf of Dynegy and all of its subsidiaries and affiliates that participate in the Plan. The First Supplemental Plan is intended to provide severance benefits to eligible employees whose employment is terminated under certain circumstances on or after the date upon which a “Change in Control” (as defined below) occurs.

II. DEFINITIONS

As used herein, the terms “Dynegy,” “Plan,” and “First Supplemental Plan” shall have the meanings set forth in Section I hereof. Capitalized terms used in the First Supplemental Plan but not defined herein are defined in the Plan and are used herein with the meanings ascribed to them in the Plan. For purposes of this First Supplemental Plan, the terms “Employer” and “Employing Company” shall be deemed for all purposes to include any Successor Company thereto or affiliate thereof. Where the following words and phrases appear in the First Supplemental Plan, they shall have the respective meanings set forth below, unless their context clearly indicates to the contrary:

A. “Board” shall mean the Board of Directors of the Company.

B. “Change in Control” shall mean the occurrence of any of the following events: (1) a merger of the Company with another entity, a consolidation involving the Company, or the sale of all or substantially all of the assets or equity interests of the Company to another entity if, in any such case, (a) the holders of equity securities of the Company immediately prior to such event do not beneficially own immediately after such event equity securities of the resulting entity entitled to sixty percent (60%) or more of the votes then eligible to be cast in the election of directors (or comparable governing body) of the resulting entity in substantially the same proportions that they owned the equity securities of the Company immediately prior to such event or (b) the persons who were members of the Board immediately prior to such event do not constitute at least a majority of the board of directors of the resulting entity immediately after such event; (2) the dissolution or liquidation of the Company, in each case having substantially the effect specified in Section 12.30 of the Illinois Business Corporation Act of 1983, as amended, but excluding a reorganization pursuant to chapter 11 of Title 11, U.S. Code, as amended; (3) a circumstance where any person or entity, including a “group” as contemplated by Section 13(d)(3) of the Exchange Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than twenty percent (20%) (which percentage shall be increased to forty percent (40%) in the case of ownership or control by Chevron Corporation or a “group” of which Chevron Corporation is a part) of the combined voting power of the outstanding securities of, (a) if the Company has not engaged in a merger or consolidation, the Company, or (b) if the Company has engaged in a merger or consolidation, the resulting entity; (4) circumstances where, as a result of or in connection with, a contested election of directors, the persons who were members of the Board immediately before such election shall cease to constitute a majority of the Board; (5) the Board (or the Compensation Committee of the Board) adopts a resolution declaring that a Change in Control has occurred; or (6) subject to the following sentence, (a) a merger of a Principal Business Unit with another entity not affiliated with the Company, a consolidation involving a Principal Business Unit, or the sale of all or substantially all of the assets or equity interests of a Principal Business Unit to another entity not affiliated with the Company or (b) the Board (or the Compensation Committee of the Board) adopts a resolution declaring that a Change in Control has occurred exclusively with respect to Principal Business Unit Participants. In the event of a Change in Control under clause (6) above, notwithstanding anything herein to the contrary, only Principal Business Unit Participants shall be eligible to receive Plan Benefits under this First Supplemental Plan and no other Participants shall be entitled to receive Plan Benefits hereunder with respect to such Change in Control. For purposes of the “Change in Control” definition, (a) “resulting entity” in the context of an event that is a merger, consolidation or sale of all or substantially all of the subject assets or equity interests shall mean the surviving entity (or acquiring entity in the case of an asset or equity interest sale), unless the surviving entity (or acquiring entity in the case of an asset sale) is a subsidiary of another entity and the holders of common stock of the Company receive capital stock of such other entity in such transaction or event, in which event the resulting entity shall be such other entity, and (b) subsequent to the consummation of a merger or consolidation that does not constitute a Change in Control, the term “Company” shall refer to the resulting entity and the term “Board” shall refer to the board of directors (or comparable governing body) of the resulting entity.

C. “Disability” shall mean a disability entitling a Participant to benefits under a group long-term disability plan maintained by an Employing Company.

D. “Involuntary Termination” shall mean, with respect to each Participant, any termination of such Participant’s employment with an Employing Company that:

(1) does not result from either (a) a Termination for Cause of such Participant, (b) such Participant’s death or Disability, or (c) a voluntary resignation by such Participant from his Employing Company (other than a resignation pursuant to clause (2) of this Section II (D)), or

(2) results from a resignation by such Participant from his Employing Company on or before the date which is sixty (60) days after the date that the Participant first receives formal, written notice from or on behalf of his Employing Company or an affiliate thereof (a) of a change in the location of the Participant’s principal place of employment by fifty (50) miles or more from the location where he was principally employed immediately prior to the date on which a Change in Control occurs or (b) of his offer of, assignment to, or placement in a position within an Employing Company that provides a base salary lower than the Participant’s base salary on his Termination Date.

E. “Participant” shall mean each Employee other than an Employee who is a participant in any other supplement to the Plan or any severance benefit plan (other than the Plan) maintained by the Company or any of its affiliates.

F. “Principal Business Unit” shall mean a principal operating business of the Company. As of the date hereof, the Principal Business Units are the natural gas liquids business unit and the power generation business unit.

G. “Principal Business Unit Participants” shall mean all Participants employed by an Employing Company within a Principal Business Unit and all other Participants whose duties relate primarily to the business of a Principal Business Unit immediately prior to a Change in Control pursuant to clause (6) of Section II(B) with respect to that Principal Business Unit or, with respect to Severed Participants terminated before a Change in Control, immediately prior to such termination event, as determined by the Plan Administrator.

H. “Severed Participant” shall have the meaning set forth in Section III (A) hereof.

I. “Short Term Incentive Compensation Plan or Arrangement” means any of the Employer’s short term annual bonus plans in existence on the effective date hereof or any additional or successor plans, including, but not limited to, the Dynegy Inc. Incentive Compensation Plan.

J. “Termination for Cause” shall mean any termination of a Participant’s employment with an Employer based upon a determination by the Plan Administrator that the Participant (1) has been convicted of a misdemeanor involving moral turpitude or a felony, (2) has refused or otherwise failed to perform his duties or responsibilities as an Employee (other than any such failure resulting from his incapacity due to a physical or mental condition), or (3) has breached any material corporate policy maintained and established by the Employer that is applicable to the Participant. Notwithstanding the foregoing, nothing contained in this definition or this First Supplemental Plan is intended or shall be construed to alter a Participant’s at-will (or, only in the case of a Participant who is a party to a written employment contract with the Company signed by the Company’s President and Chief Executive Officer, contractual) employment relationship between a Participant and his Employing Company.

III. SEVERANCE BENEFITS

A. Severance Benefits

If a Participant’s employment with an Employing Company is terminated as a result of an Involuntary Termination occurring (1) in connection with, but in no event earlier than 60 days prior to, a Change in Control, or (2) on or within one year after the date upon which a Change in Control occurs (a “Severed Participant”), then, subject to the provisions of Section III (B) hereof, the Severed Participant shall be entitled to receive the following severance benefits:

(1) A lump sum cash payment based upon the Severed Participant’s Credited Length of Service with the Company. Subject to the other provisions of Section III hereof, the Severed Participant will receive two (2) Weeks of Pay for each Year of Service with the Company and a pro-rated amount for any fraction thereof. The minimum lump sum cash payment payable to a Severed Participant under Subsection III (A) (1) of this First Supplemental Plan is twenty-four (24) Weeks of Pay. The maximum lump sum cash payment payable to a Severed Participant under Subsection III (A) (1) of this First Supplemental Plan is fifty-two (52) Weeks of Pay. A Severed Participant must execute the Release in order to receive the Plan Benefits set forth in Subsections III (A) (1), (2) and (4). The severance benefits payable to a Severed Participant under the Plan (and any supplements thereto) shall be inclusive of and offset by any other severance or termination payment made by the Company to the Severed Participant, including payments provided by Subsection IV (B) of the Plan;

(2) A lump sum cash payment (which shall be paid by the Employer at the same time the payment described in Subsection III (A) (1) hereof is paid) in an amount equal to the sum of (a) (i) the aggregate annual target opportunity under all applicable Short Term Incentive Compensation Plans or Arrangements that could have been earned by the Severed Participant for the fiscal year of the Company during which such Involuntary Termination occurs (determined as if all applicable goals and targets had been satisfied in full), multiplied by (ii) a fraction, the numerator of which is the number of days during the period beginning on the first day of such fiscal year and ending on the date of such Involuntary Termination, and the denominator of which is three hundred sixty-five (365), and (b) the aggregate annual target opportunity under all applicable Short Term Incentive Compensation Plans or Arrangements earned by the Severed Participant but not yet paid for the prior fiscal year of the Company;

(3) All of the Severed Participant’s outstanding stock options, restricted stock awards, phantom stock and other equity-based awards previously granted by his Employer(s) shall become fully vested and immediately exercisable in full on the date of a Change in Control and such stock options shall remain exercisable from such date for (a) a period of five (5) years therefrom or (b) the remaining period for exercise of such stock options under the option agreement(s) pursuant to which such stock options were granted (irrespective of any mandatory exercise period specified therein that would otherwise be triggered by the termination of employment of such Severed Participant), whichever is less;

(4) The medical and dental coverage and outplacement assistance benefits described in Subsection IV (A) of the Plan; and

(5) The amount of severance pay the Severed Participant is entitled to receive under this Plan shall be reduced by any amounts the Severed Participant owes to the Company or its affiliates at the time the Severed Participant’s severance pay is paid. The determination of what amounts are owed by the Severed Participant to the Company or its affiliates will be made in the sole discretion of the Plan Administrator. Any such offset to the severance amount for which the Severed Participant is eligible will be made in conformance with applicable state law that is not otherwise preempted by ERISA.

B. Additional Terms; Mitigation.

(1) The First Supplemental Plan and the severance benefits described in Section III (A) hereof shall be subject to all of the terms and conditions of the Plan, including, without limitation, the administrative provisions of the Plan and the provisions of the Plan relating to the execution and delivery of a Release as a condition to the receipt of certain severance benefits; provided, however, that (a) the provisions of Section III of the Plan (relating to eligibility) and Section IV (E) of the Plan (relating to rehired employees) shall not apply to the First Supplemental Plan, (b) the amount of the severance benefits to be provided under the First Supplemental Plan shall be determined pursuant to Section III (A) hereof rather than Section IV (A) of the Plan, and (c) should an inconsistency or conflict exist between the specific terms of the First Supplemental Plan and those of the Plan, then the relevant terms of the First Supplemental Plan shall govern and control. The benefits under the First Supplemental Plan are in addition to any other benefits to which a Participant is otherwise entitled, except that a Participant who is entitled to receive a benefit under the First Supplemental Plan shall not receive a benefit under the Plan, any other supplement thereto, or any other severance benefit plan maintained by the Company or any of its affiliates.

(2) Except as provided in Section IV (A) of the Plan with respect to the medical and dental benefits provided for in Subsection III (A) (4) hereof, a Severed Participant shall not be required to mitigate the amount of any payment or benefit provided for in Section III (A) hereof by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in Section III (A) hereof be reduced by any compensation or benefit earned by the Severed Participant as the result of employment by another employer or by retirement benefits.

IV. EQUITY-BASED AWARDS

This Section IV applies only to Participants who are not Severed Participants. Severed Participants are subject to the provisions of Subsection III (A) (3) hereof. Any outstanding stock options, restricted stock awards, phantom stock and other equity-based awards previously granted to a Participant shall immediately vest upon a Change in Control involving a Participant’s Principal Business Unit (but only with respect to Principal Business Unit Participants) or, in the alternative, a Change in Control involving Dynegy Inc. (with respect to all Participants). With respect to any outstanding stock options vested pursuant to this Section IV, such stock options shall remain exercisable by the Participant (a), in the case of Change in Control limited to a Principal Business Unit, for the lesser of five years from the date of such a Change in Control or the remaining period for exercise of such stock options under the option agreement(s) pursuant to which such stock options were granted to the Participant, or (b) in the case of a Change in Control involving the Company, for the remaining period for exercise of such stock options under the option agreement(s) pursuant to which such stock options were granted to the Participant. If a Participant becomes a Severed Participant after his stock options have vested under this Section IV, the stock option exercise provisions of Subsection III (A) (3) shall apply upon such Participant becoming a Severed Participant.

V. AMENDMENT AND TERMINATION

The First Supplemental Plan may be amended from time to time, or terminated and discontinued, at any time, in each case at the discretion of the Company. Notwithstanding the foregoing, this First Supplemental Plan may not be amended or terminated within one year following a Change in Control. The First Supplemental Plan shall automatically terminate on December 31, 2006; provided, however, that if, prior to such termination date, the contingency factors occur which either entitle or would entitle a Severed Participant to the benefits as provided herein, then this First Supplemental Plan shall remain in effect with respect to such Severed Participant in accordance with its terms.

VI. EFFECT OF FIRST SUPPLEMENTAL PLAN

This First Supplemental Plan is intended to supersede all prior oral or written policies of the Employer and all prior oral or written communications to Participants with respect to the subject matter hereof, and all such prior policies or communications are hereby null and void and of no further force and effect. Further, the First Supplemental Plan shall be binding upon the Employer and any successor of the Employer, by merger or otherwise, and shall inure to the benefit of and be enforceable by the Participants. Any benefits paid or provided pursuant to the First Supplemental Plan shall be deemed to be a severance payment and not “compensation” for purposes of determining benefits under the Employer’s qualified plans (unless and to the extent that any such qualified plan expressly provides otherwise).

EXECUTED and effective this 22nd day of June, 2005.

DYNEGY INC.

By:	/s/ R. Blake Young
R. Blake Young
Executive Vice President,
Administration and Technology